INFORMATION REQUIRED IN PROXY STATEMENT

                                SCHEDULE 14A INFORMATION

                      Proxy Statement Pursuant to Section 14(a) of
                          the Securities Exchange Act of 1934

Filed by the registrant       /x/
Filed by a party other than the registrant  / /
Check the appropriate box:

/ /  Preliminary proxy statement

/x/  Definitive proxy statement

/ /  Definitive additional materials

/ /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                        NEW JERSEY RESOURCES CORPORATION
- ------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                        NEW JERSEY RESOURCES CORPORATION
- ------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

/x/  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or Rule
     14a-6(i)(2).

/ /  $500 per each party per Exchange Act Rule 14a-6(i)(3), or Rule
     14a-6(i)(2).

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

                        NEW JERSEY RESOURCES CORPORATION
                               1415 Wyckoff Road
                             Wall, New Jersey 07719

                                ---------------

                                PROXY STATEMENT
                                      AND
                 NOTICE OF 1995 ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MARCH 8, 1995

                                ---------------

     The Annual Meeting (the "Meeting") of Stockholders of New Jersey Resources Corporation (the "Company") will be held at 10:30 a.m., Wednesday, March 8, 1995, at the Robert B. Meyner Reception Center at the Garden State Arts Center, Exit 116 on the Garden State Parkway, Holmdel, New Jersey 07733, for the following purposes:

     1. To elect four directors to the Board of Directors.

     2. To consider a proposal to adopt an Outside Director Restricted Stock And Stock Option Program.

     3. To approve the action of the Board of Directors in retaining Deloitte & Touche LLP as auditors for the fiscal year ending September 30, 1995.

     4. To transact any other business that may properly be brought before the Meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on January 13, 1995 as the record date for the determination of the stockholders entitled to notice of and to vote at the Meeting. Accordingly, only stockholders of record at the close of business on that date will be entitled to vote at the Meeting.

     A copy of the Company's Annual Report for 1994 has either been mailed to all stockholders or is being mailed concurrently with this proxy material.

     A cordial invitation is extended to you to attend the Meeting. If you do not expect to attend the Meeting, please sign, date and return the enclosed proxy promptly to the Secretary in the enclosed envelope.



                                     OLETA J. HARDEN
                                        Secretary
Wall, New Jersey
January 23, 1995

                                PROXY STATEMENT

                                ----------------

                        NEW JERSEY RESOURCES CORPORATION
                               1415 Wyckoff Road
                             Wall, New Jersey 07719

                                ----------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                 March 8, 1995

     This proxy statement sets forth certain information with respect to the accompanying proxy to be used at the Annual Meeting (the "Meeting") of Stockholders of New Jersey Resources Corporation (the "Company"), or at any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The Board of Directors of the Company (the "Board") solicits this proxy and urges you to sign, date, and return it immediately to the Secretary of the Company. The prompt cooperation of the stockholders is necessary in order to ensure a quorum and to avoid unnecessary expense and delay.

     The proxies hereby solicited vest in the proxy holders voting rights with respect to the election of directors (unless the stockholder marks the proxy so as to withhold that authority) and on all other matters voted upon at the Meeting. The shares represented by each duly executed proxy will be voted and, where a choice is specified by the stockholder on the proxy, the proxy will be voted in accordance with the specification so made. As provided by New Jersey law, abstentions, broker non-votes and withheld votes will not be included in the total number of votes cast, and therefore will have no effect on the vote.

     The proxy is revocable on written instructions or by a later dated proxy, signed in the same manner as the proxy, and received by the Secretary of the Company at any time at or before the balloting on the matter with respect to which such proxy is to be exercised. If you attend the Meeting you may, if you wish, revoke your proxy by voting in person. This proxy statement and the accompanying proxy materials are being mailed to stockholders on or about January 23, 1995.

                            PLACE OF ANNUAL MEETING

     The Board has designated the Robert B. Meyner Reception Center at the Garden State Arts Center, Exit 116 on the Garden State Parkway, Holmdel, New Jersey 07733, as the place of the Meeting. The Meeting will be called to order at 10:30 a.m., local time, on Wednesday, March 8, 1995.

                VOTING OF SECURITIES AND STOCKHOLDER INFORMATION

     Only holders of record of the Company's outstanding Common Stock at the close of business on January 13, 1995 are entitled to notice of and to vote at the Meeting. At the close of business on January 13, 1995, there were 17,526,554 outstanding shares of Common Stock. Each share is entitled to one vote. No person to the knowledge of the Company held beneficially 5% or more of the Company's Common Stock as of January 13, 1995.

     The following table sets forth, as of January 13, 1995, the beneficial ownership of equity securities of the Company of each of the directors and each of the executive officers of the Company listed in the Summary Compensation Table below, and of all directors and executive officers of the Company as a group. The shares owned by all such persons as a group constitute less than 1% of the total shares outstanding.


                                              Title of             Amount and Nature of
          Name                                Security           Beneficial Ownership(1,2)
          ----                                --------           -------------------------
Roger E. Birk.............................  Common Stock           15,000 shares--Direct
James M. Bollerman........................  Common Stock            4,469 shares--Direct
                                                                       35 shares--Indirect
Bruce G. Coe..............................  Common Stock            4,000 shares--Direct
Laurence M. Downes........................  Common Stock            4,090 shares--Direct
                                                                       35 shares--Indirect
Joe B. Foster.............................  Common Stock            2,000 shares--Direct
Michael J. Gluckman.......................  Common Stock            3,746 shares--Direct
Warren R. Haas............................  Common Stock            5,101 shares--Direct
Shirley A. Jackson........................  Common Stock              499 shares--Direct
                                                                        1 share --Indirect
Dorothy K. Light..........................  Common Stock            2,370 shares--Direct
                                                                       31 shares--Indirect
Donald E. O'Neill.........................  Common Stock            3,895 shares--Direct
Oliver G. Richard III.....................  Common Stock           58,913 shares--Direct
Richard S. Sambol.........................  Common Stock           27,056 shares--Direct
                                                                   14,276 shares--Indirect(3)
Peter M. Schwolsky........................  Common Stock            4,761 shares--Direct
Charles G. Stalon ........................  Common Stock              899 shares--Direct
Thomas B. Toohey..........................  Common Stock            5,463 shares--Direct
John J. Unkles, Jr. ......................  Common Stock            5,000 shares--Direct

All Directors and Executive Officers as
  a Group ................................  Common Stock          147,262 shares--Direct
                                                                   14,378 shares--Indirect

- ----------
(1) The number of shares owned and the nature of each ownership, not being within the knowledge of the Company, have been furnished by each individual.

(2) Includes shares subject to currently exercisable options as follows: Mr. Bollerman--2,539 shares; Mr. Downes--1,455 shares; Dr. Gluckman--2,968 shares; Mr. Richard--31,711 shares; Mr. Schwolsky--2,814; and all directors and executive officers as a group--41,487 shares.

(3) Includes 7,051 shares owned by Sambol Construction Company and 7,225 shares held under the Sambol Construction Company Pension Plan.


                             ELECTION OF DIRECTORS
                            [Item (1) on Proxy Card]
                                     Item 1
Election of Directors

     The Board of Directors currently consists of twelve members equally divided into three classes.

     Four individuals have been nominated for election as directors at the Meeting, each to serve for three year terms expiring in 1998 and until their respective successors are elected and have qualified. Each of the nominees is now serving as a director of the Company. Unless otherwise indicated on a proxy, the proxy holders intend to vote the shares it represents for all of the nominees for election as directors.

     Dr. Shirley A. Jackson, whose term as a director expires in 1997, has been nominated by President Clinton to be a Commissioner of the Nuclear Regulatory Commission. If confirmed by the United States Senate, Dr. Jackson would resign as a director of the Company.

     The affirmative vote of a plurality of the shares of the Company's Common Stock, present or represented by proxy and voted at the Meeting, is required for the election of directors.

     The votes applicable to the shares represented by proxies in the accompanying form will be cast in favor of the nominees listed below. While it is not anticipated that any of the nominees will be unable to serve, if any should be unable to serve, the proxy holders reserve the right to substitute any other person.



                            Nominees for Election as
                     Directors with Terms Expiring in 1998
                                                                 Business Experience
            Name and Period                                    During Past Five Years
           Served as Director              Age                 and Other Affiliations
           ------------------              ---                ------------------------
Joe B. Foster ......................       60        Chairman and Chief Executive Officer of
  Director since 1994                                  Newfield Exploration Company since January
                                                       1989; prior thereto, Executive Vice
                                                       President, Tenneco, Inc. and Chairman of
                                                       Tenneco Oil Company and Tenneco Gas Pipeline
                                                       Group for more than five years; Member,
                                                       National Petroleum Council; Trustee, Texas
                                                       A&M University Development Foundation;
                                                       Director, Baker Hughes, Inc. and Dual
                                                       Drilling Company.

Oliver G. Richard III ..............       42        President and Chief Executive Officer of the
  Director since 1991                                  Company since July 1991 and Chairman since
                                                       February 1992; President and Chief Executive
                                                       Officer from 1988 to 1991 and Executive Vice
                                                       President from 1987 to 1988, Northern
                                                       Natural Gas Company; Vice President and
                                                       Senior Vice President of Enron Corp. Gas
                                                       Pipeline Group in 1987; Vice President and
                                                       General Counsel of Tenngasco from 1985 to
                                                       1987; Commissioner, Federal Energy
                                                       Regulatory Commission from 1982 to 1985;
                                                       Director, Central Jersey Bancorp, National
                                                       Petroleum Council and American Gas
                                                       Association; Trustee, Monmouth Medical
                                                       Center and Monmouth College.



                                                                 Business Experience
            Name and Period                                    During Past Five Years
           Served as Director              Age                 and Other Affiliations
           ------------------              ---                ------------------------
Charles G. Stalon ....................      65       Independent Consultant on energy regulation
  Director since 1994                                  since 1993; Senior Economist at Argonne
                                                       National Laboratory since 1991; Professor of
                                                       Economics and Director, Institute of Public
                                                       Utilities, Michigan State University from
                                                       1989 to 1993; Commissioner, Federal Energy
                                                       Regulatory Commission from 1984 until 1989
                                                       and the Illinois Commerce Commission from
                                                       1981 until 1984; Member, Advisory Committee,
                                                       Bellcore, and Advisory Committee, Gas
                                                       Research Institute.

John J. Unkles, Jr. ..................      64       Retired. Formerly Managing Director, Tucker
  Director since 1982                                  Anthony, Inc., Morristown, NJ (investment
                                                       bankers) for more than five years.




                     Directors with Terms Expiring in 1996

                                                                 Business Experience
            Name and Period                                    During Past Five Years
           Served as Director              Age                 and Other Affiliations
           ------------------              ---                ------------------------
Roger E. Birk ........................      64       Retired. Formerly President, Federal
  Director since 1986                                  National Mortgage Association from November
                                                       1987 through January 1992; Chairman (January
                                                       1981 to April 1985) and Chief Executive
                                                       Officer from 1981 to 1984 of Merrill Lynch &
                                                       Co.; Director, Penske Transportation, Mutual
                                                       of America Capital Management Corp., Federal
                                                       National Mortgage Association, Wellpoint
                                                       Health Systems, Inc. and Policy Board of the
                                                       PGA Tour; Trustee, University of Notre Dame.

Dorothy K. Light .....................      57       Corporate Vice President and Secretary since
  Director since 1990                                  June 1990, previously Vice President and
                                                       Secretary from November 1987, The Prudential
                                                       Insurance Company of America; Chairperson,
                                                       the Prudential Foundation; Trustee, New
                                                       Jersey Center for the Analysis of Public
                                                       Issues; Member, Governor's Economic Master
                                                       Plan Commission.

Richard S. Sambol ....................      68       President, Sambol Construction Corp. for
  Director since 1990                                  more than the last five years; Trustee,
                                                       Monmouth College.

Thomas B. Toohey .....................      70       Retired. Formerly President and Chief
  Director since 1986                                  Operating Officer of the Company from
                                                       January 1987 to March 1989; employed by the
                                                       Company or a subsidiary since 1964 including
                                                       Executive Vice President and Chief Financial
                                                       Officer from 1983 to 1987; Trustee, Compass
                                                       Capital Group (an investment company).




                     Directors with Terms Expiring in 1997

                                                                 Business Experience
            Name and Period                                    During Past Five Years
           Served as Director              Age                 and Other Affiliations
           ------------------              ---                ------------------------
Bruce G. Coe .........................      64       President, New Jersey Business & Industry
  Director since 1984                                  Association since 1982; Director, New Jersey
                                                       Manufacturers Insurance Company and Core
                                                       States New Jersey National Bank.

Warren R. Haas .......................      67       Retired. Formerly Vice President, Merrill
  Director since 1987                                  Lynch Specialists, Inc. (stock exchange
                                                       specialists) and Partner, Tompane & Co.
                                                       prior thereto for more than five years;
                                                       Member, New York Stock Exchange and American
                                                       Arbitration Association; Trustee, St.
                                                       Clare's/Riverside Medical Center; Director,
                                                       Fisher Armed Forces Foundation and Marine
                                                       Corps. Assoc., Inc.; Arbitrator, New York
                                                       Stock Exchange.

Shirley A. Jackson ...................      48       Professor of Physics, Rutgers University
  Director since 1982                                  since September 1991; prior thereto Research
                                                       Physicist, AT&T Bell Laboratories, for more
                                                       than five years; Director, Public Service
                                                       Enterprise Group, Inc., CoreStates Financial
                                                       Corp. (Phila., Pa.), Core States New Jersey
                                                       National Bank and Sealed Air Corporation;
                                                       Life Trustee, Massachusetts Institute of
                                                       Technology; Member, New Jersey Commission on
                                                       Science & Technology, Council of the
                                                       American Physical Society, Board of
                                                       Trustees, Associated University, Inc. and
                                                       Governor's Economic Master Plan Commission.

Donald E. O'Neill ....................      68       Retired. Formerly Chairman, International,
  Director since 1982                                  of Warner Lambert Company (a health care and
                                                       consumer products company) from October 1988
                                                       to March 1991 and Executive Vice President
                                                       from April 1986 to March 1991; Director,
                                                       Alliance Pharmaceutical Corp., Scios/Nova
                                                       Corp., Immunogen (a bio-technology company),
                                                       Targeted Genetics (a genetics engineering
                                                       firm), MDL Information Systems, Inc. and
                                                       Alexander Consulting Company (management and
                                                       compensation consultants).


     The Company and/or its subsidiaries maintain banking relationships with Core States New Jersey National Bank of which Mr. Coe and Dr. Jackson are directors, and with Central Jersey Bancorp of which Mr. Richard is a director. The Company believes that all transactions with these banks were conducted at terms and rates no more favorable than those available to other similarly situated commercial customers.

                 INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

     During fiscal 1994, there were eight meetings of the Board of Directors. Each director attended more than 75% of the combined meetings of the Board of Directors and the Committees on which he or she served during the year.

     The Executive Committee consists of Bruce G. Coe, Shirley A. Jackson, Donald E. O'Neill, Oliver G. Richard III (Committee Chair), and Richard S. Sambol. During the interval between meetings of the Board of Directors, the Executive Committee is authorized under the Company's By-Laws to exercise all the powers of the Board of Directors in the management of the Company, unless specifically directed otherwise by the Board or otherwise proscribed by law. This Committee did not meet in fiscal 1994.

     The Audit Committee, consisting of Warren R. Haas, Shirley A. Jackson (Committee Chair), Dorothy K. Light, Charles G. Stalon, Thomas B. Toohey and John J. Unkles, Jr., met three times during fiscal 1994 for the purpose of overseeing management's responsibilities for accounting, internal controls, and financial reporting. While not attempting to verify the results of any specific audit, the Committee did satisfy itself, and ultimately the Board, that these functions are being carried out responsibly. The Committee acts to assure itself of the independence of the independent accountants by reviewing each non-audit service rendered or to be rendered by the accountants. After meeting with the independent accountants to review the scope of their examination, fees, and the planned scope of future examinations, the Committee makes a recommendation to the Board for the appointment of an independent accounting firm for the following fiscal year.

     The Compensation and Benefits Committee, consisting of Bruce G. Coe, Warren
R. Haas, Donald E. O'Neill (Committee Chair), Richard S. Sambol, and John J. Unkles, Jr., met twice during fiscal 1994 to review and make recommendations regarding the annual compensation and benefits of all elected officers of the Company and its subsidiaries.

     The Finance and Pension Investment Committee, consisting of Roger E. Birk, Bruce G. Coe, Joe B. Foster, Shirley A. Jackson, Richard S. Sambol, and Thomas
B. Toohey (Committee Chair), met once during fiscal 1994 to review and make recommendations to the Board concerning financing proposals, dividend guidelines, and other corporate financial and pension matters.

     The members of the Nominating Committee are Roger E. Birk, Bruce G. Coe, Shirley A. Jackson, Dorothy K. Light (Committee Chair), and Donald E. O'Neill. The purpose of the Committee is to recommend to the Board the nominees for election as directors, and to consider performance of incumbent directors to determine whether to nominate them for re-election. This Committee met twice in fiscal 1994. The Nominating Committee will consider qualified nominations for directors recommended by stockholders. Recommendations should be sent to New Jersey Resources Corporation, Office of the Secretary, 1415 Wyckoff Road, P.O. Box 1464, Wall, New Jersey 07719. Any nomination for director should be received by the Secretary on or before September 25, 1995.

                           REMUNERATION OF DIRECTORS

     Directors who are not officers of the Company or its subsidiaries are compensated as follows: (1) an annual retainer of $11,100; (2) a fee of $700 for each Board meeting attended; (3) a fee of $700 for each committee meeting attended, unless the committee meeting was held on the same day as a Board meeting, in which case the committee meeting fee is $500; (4) a fee of $400 for any Board or committee meeting attended via telephone conference call; and (5) an annual retainer for each committee chairperson of $5,000. If the Restricted Stock and Stock Option Program for Outside Directors is approved by the stockholders at the Meeting (Item 2 below), each non-employee director will also receive an initial award of 200 shares and options to purchase 5,000 shares of the Company's Common Stock. Directors who are also officers of the Company or its subsidiaries do not receive additional compensation. All directors are reimbursed for any out-of-pocket expenses incurred in attending Board or committee meetings.

                       REMUNERATION OF EXECUTIVE OFFICERS

                   Compensation and Benefits Committee Report

     The Compensation and Benefits Committee (the "Committee") of the Board of Directors consists of five outside, non-employee directors. In addition, as Chairman and Chief Executive Officer of the Company, Mr. Richard is an ex officio but non-voting member of the Committee.

     The Committee's fundamental executive compensation philosophy is designed to attract, energize, reward and retain qualified executive personnel who will provide superior results over the long-term and enhance the Company's position in a highly competitive market. The Committee also administers awards under certain of the Company's employee benefit plans. Accordingly, the Committee reviews and makes recommendations to the Board with respect to (1) the performance of the Company's officers and the presidents of the Company's subsidiaries, (2) the compensation and other benefits of officers of the Company and the presidents of the Company's subsidiaries, and (3) benefit programs that are applicable to officers of the Company and/or its subsidiaries.

     The Committee each year has utilized a national compensation consultant ("Consultant") to review competitive compensation levels of senior executives in the natural gas industry. In addition, the Consultant utilizes more general industry data from specific surveys prepared by other compensation consultants in the areas of real estate, independent power development and law. Through this process, the Committee identifies the median compensation levels, both with respect to base salary and overall executive compensation packages.

     The Committee employs this external data by comparing the results to the base salary and other compensation provided to senior Company executives. In this fashion, the Committee is able to assess and make recommendations to the Board with respect to both individual compensation levels and target performance levels under the Company's Officer Incentive Compensation Plan (the "Incentive Plan").

     Setting compensation levels for each executive officer is based upon the Committee's judgment as well as actual performance against established goals. Individual performance is measured in several specific areas, including the development and execution of annual operating plans, strategic plans, leadership qualities, ability to develop staff, change in leadership responsibilities and the individual's specific contributions to corporate objectives which have a significant and positive impact on the Company. Performance of the subsidiary companies is measured by comparing actual achievements to financial and strategic objectives in their annual operating plans. Company performance criteria is also measured yearly to ensure consistency with the corporate vision, mission and strategies. In making compensation decisions for 1994 the Committee reviewed executive accomplishments in total gas throughput, number of new customers, cost of adding a new customer, earnings, expenses, operating and net income and the Company's assumption of a leadership role in natural gas related businesses.

     The Company has established three programs providing for direct compensation of executive officers: the Base Salary Program, the Incentive Plan and the Executive Long-Term Compensation Plan (the "Executive Plan"). The structure of the total executive compensation package is such that when the Company achieves its annual business objectives, the Company's senior executives receive a level of compensation approximately equivalent to the average compensation paid to executives of similar companies.

     Each of these three programs is discussed in greater detail below.

Base Salary Program

     In setting the base salary levels of each executive officer, the Committee considers the base salaries of executive officers in comparable positions in other similarly situated natural gas companies. In setting levels, the Company currently targets the 50th percentile of the relevant labor market. The Committee also considers the executive's experience level and the actual performance of the executive (in view of the Company's needs and objectives). Changes in compensation are directly dependent upon individual and Company performance. Mr. Richard's 1994 base salary approximates the 50th percentile of chief executives of similarly sized gas distribution companies and reflects 1994 performance slightly above targeted goals.

Incentive Plan

     Under the Incentive Plan, officers and certain key employees of the Company and NJNG designated by the Committee may receive additional cash compensation based upon the attainment of specific corporate goals established by management and reviewed and approved by the Committee and the Board of Directors. Awards under the Incentive Plan are based upon a percentage of the base salaries of each eligible Incentive Plan participant during the year. Threshold, target and maximum incentive award levels are established annually by the Committee for each award group.

     Individual performance awards are payable based on the executive's overall performance and achievement of his or her annual performance goals. Incentive award levels are intended to provide payments that are competitive within the industry when performance results are fully achieved. Under Mr. Richard's May 1991 letter agreement, Mr. Richard is to receive an annual award under the Incentive Plan ranging from 20 percent to 30 percent of his base salary subject to the attainment of annual performance goals established by the Committee and approved by the Board.

     The incentive awards to executive officers for achievements in fiscal 1994 (paid in fiscal 1995) and the $75,000 incentive award made to Mr. Richard for 1994 performance reflect overall results that were slightly above target for the Company and NJNG.

     Executive officers of the Company's other subsidiaries have not participated in the Incentive Plan. Instead, annual bonus awards are made to these individuals based upon the executives' and subsidiaries' performance. The Committee believes that variable at-risk compensation, both annual and long-term, should make up a significant part of an executive's compensation and that the amount of this compensation component should increase with increasing levels of responsibility.

Executive Plan

     The Executive Plan provides for the award of stock options, performance units or restricted stock ("service awards") to designated officers and certain key employees. Although awards under the Executive Plan were initially made in the form of service awards, beginning in fiscal 1992 (awarded in fiscal 1993) the Committee has made awards exclusively in the form of stock options which the Committee believes can be more directly linked to the Company's performance. As the value of the Company's stock is generally considered the strongest indicator of overall corporate performance, stock option awards, which allow the executive to benefit by appreciation in stock price at no direct cost to the Company, provide a strong incentive to executives by relating a portion of compensation to the future value of the Company's stock. Additionally, stock options encourage individuals to act as owner managers and are an important means of fostering a mutual interest between management and shareholders.

     Stock option awards to executives for fiscal 1994 (made in fiscal 1995) were generally determined on the basis of the executive's position within the Company and level of 1994 base salary. The Committee also considered the amount and terms of options already held by executives in making the awards for fiscal 1994. The 20,820 stock options awarded to Mr. Richard were consistent with his May 1991 letter agreement under which the Board may make annual stock option awards to Mr. Richard having an aggregate market value of approximately 150 percent of his then current base salary. In addition, Mr. Richard received an additional service award in 1994 of 1,209 shares of restricted common stock as provided by his May 1991 letter agreement with the Company.

Other

     In accordance with the project incentive bonus arrangements previously established for Dr. Gluckman and Mr. Schwolsky, in fiscal 1994 the Board awarded each of these individuals a $200,000 bonus as a result of their successful negotiation of a buy-out settlement of a power purchase agreement for a cogeneration project being jointly developed by the Company's subsidiary, Paradigm Power, Inc. The bonus is payable only on a pro rata basis over the same three-year period as the settlement amounts are received by the Company. Accordingly, Dr. Gluckman and Mr. Schwolsky each received a bonus payment in 1994 of $26,570.

Compensation Committee Interlocks and Insider Participation

     No member of the Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries, nor does any executive officer of the Company serve as an officer, director or member of a compensation committee of any entity one of whose executive officers or directors is a director of the Company.

                                           Compensation and Benefits Committee
                                                    Bruce G. Coe
                                                    Warren R. Haas
                                                    Donald E. O'Neill
                                                    Richard S. Sambol
                                                    John J. Unkles, Jr.



                           SUMMARY COMPENSATION TABLE

- ------------------------------------------------------------------------------------------------------------------------
                                                 Annual Compensation                   Long-Term Compensation
                                           ----------------------------------       ---------------------------
                                                                                       Awards        Payouts
- ------------------------------------------------------------------------------------------------------------------------
                                                                       Other
                                                                       Annual   Restricted                    All Other
                                                                        Com-       Stock               LTIP    Compen-
   Name and Principal                       Salary      Bonus        pensation   Awards(s)   Options  Payouts   sation
       Position                  Year*        ($)        ($)             ($)       ($)(1)      (#)      ($)       ($)
- ------------------------------------------------------------------------------------------------------------------------
Oliver G. Richard III             1994      310,625     75,000           --      35,000(2)    16,731     --    11,236(3)
  Chairman, President and         1993      290,000     60,000           --      35,000(2)    19,550     --     9,096
  Chief Executive Officer         1992      290,000     48,750           --      35,000(2)       --      --       --
- ------------------------------------------------------------------------------------------------------------------------
Peter M. Schwolsky                1994      199,387     26,570(4)        --         --         3,375     --    10,398(5)
  Executive Vice President,       1993      195,000     14,500           --         --         3,943     --     6,619
  Law and Corporate               1992      195,750     26,600           --         --           --      --     6,619
  Development
- ------------------------------------------------------------------------------------------------------------------------
Michael J. Gluckman(6)            1994      189,163     26,570(4)        --         --         3,558     --     3,687(7)
  President, Paradigm             1993      185,000        --            --         --         4,157     --       --
  Power, Inc.                     1992       77,083        --                                    --      --       --
- ------------------------------------------------------------------------------------------------------------------------
James M. Bollerman                1994      158,250     15,000           --         --         3,043     --     6,817(8)
  President and Chief             1993      158,250     26,250           --         --         3,556     --     3,380
  Executive Officer,              1992      158,250     25,000           --         --           --      --     5,269
  Commercial Realty
  & Resources Corp.
- ------------------------------------------------------------------------------------------------------------------------
Laurence M. Downes                1994      136,250     25,000           --         --         1,923     --     6,764(9)
  Senior Vice President &         1993      120,843     17,500           --         --         1,948     --     5,902
  Chief Financial Officer         1992      106,598     13,480           --         --           --      --     5,487
- ------------------------------------------------------------------------------------------------------------------------

- ------------

  *  For fiscal year ended September 30.

(1)  Number and value of aggregate restricted shares at September 30, 1994:

                                                               Number of Shares
                                                                  Vesting on
                              Aggregate         Aggregate     First Anniversary
                                Shares            Value            of Grant
                              ---------         ---------     -----------------
   Oliver G. Richard III        1,209            $25,540            1,209

Dividends are paid or accrued on these restricted shares.

(2) Represents service awards made to Mr. Richard of 1,209, 1,572 and 1,818 shares, in 1994, 1993 and 1992, respectively, under the Company's Executive Long-Term Incentive Compensation Plan (the "Executive Plan"), pursuant to the terms of his letter agreement with the Company dated May 31, 1991 (the "letter agreement").

(3) Consists of the Company's matching contributions under the Employees' Retirement Savings Plan (the "Savings Plan") ($6,675) and the Company's contributions under the Employee Stock Ownership Plan (the "ESOP II") ($4,561).

(4) Represents initial installment of a $200,000 bonus payable over three years. See "Employment Arrangements, Termination of Employment And Change of Control Arrangements" below.

(5) Consists of the Company's matching contributions under the Savings Plan ($5,982) and the Company's contributions under the ESOP II ($4,416).

(6)  Dr. Gluckman became President of Paradigm Power, Inc. in May 1992.

(7)  Consists of the Company's contributions under the ESOP II ($3,687).

(8) Consists of the Company's matching contributions under the Savings Plan ($3,165) and the Company's contributions under the ESOP II ($3,652).

(9) Consists of the Company's matching contributions under the Savings Plan ($4,087) and contributions under the ESOP II ($2,677).





                       OPTION GRANTS IN 1994 FISCAL YEAR
- ---------------------------------------------------------------------------------------------------------
                                          Individual Grants
- ---------------------------------------------------------------------------------------------------------
                                                Percent of                           Potential Realizable
                                    Number of     Total                               Value at Assumed
                                   Securities    Options                            Annual Rates of Stock
                                   Underlying  Granted to                            Price Appreciation
                                     Options    Employees   Exercise     Expira-       for Option Term
                                     Granted    in Fiscal    Price        tion      ---------------------
         Name                         (#)          Year     ($/Sh)(1)     Date        5%($)       10%($)
         ----                       ---------   ---------  ----------    -------     -------     --------

Oliver G. Richard III ............   16,731       29.2%       26.00     11/30/03     273,571     693,286
Peter M. Schwolsky ...............    3,375        5.9%       26.00     11/30/03      55,185     139,851
Michael J. Gluckman ..............    3,558        6.2%       26.00     11/20/03      58,177     147,434
James M. Bollerman ...............    3,043        5.3%       26.00     11/30/03      49,757     126,094
Laurence M. Downes ...............    1,923        3.4%       26.00     11/30/03      31,443      79,684
- ---------------------------------------------------------------------------------------------------------

- -----------
(1)  Represents the fair market value at the date of grant.





                AGGREGATED OPTION EXERCISES IN 1994 FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES
- -----------------------------------------------------------------------------------------
                                                            Number of          Value of
                                                           Unexercised        Unexercised
                               Shares         Value          Options            Options
                             Acquired on    Realized        at Fiscal          at Fiscal
   Name                      Exercise(#)       ($)         Year-End(#)        Year-End($)
   ----                      -----------    --------       ------------       -----------
                                                           Exercisable/       Exercisable/
                                                          Unexercisable      Unexercisable
- -----------------------------------------------------------------------------------------
Oliver G. Richard III ......     --             --       22,641/37,312        37,550/12,517
Peter M. Schwolsky .........     --             --          985/6,333              -/-
Michael J. Gluckman ........     --             --        1,039/6,676              -/-
James M. Bollerman .........     --             --          889/5,710              -/-
Laurence M. Downes .........     --             --          487/3,384              -/-
- -----------------------------------------------------------------------------------------

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN *


       [Tabular representation of Performance Graph is set forth below]

                          9/89      9/90     9/91      9/92      9/93      9/94
                          -----    ----     ----      ----      ----      ----
NJR .................    100.00    99.59    118.29    144.28    198.70    153.80
S&P 500 .............    100.00    90.75    118.93    132.01    149.16    154.83
S&P Utilities .......    100.00    98.29    114.55    130.94    162.67    141.46

* Assumes $100 invested on September 30, 1989 in NJR stock, the S&P 500 Index and the S&P Utility Index. Cumulative total return includes reinvestment of dividends.

                                RETIREMENT PLANS

     The following table sets forth estimated annual benefits payable upon retirement (including amounts attributable to the Plan for Retirement Allowances for Non-Represented Employees (the "Plan") and any other defined benefit supplementary or excess pension award plans) in specified compensation and years of service classifications, and assumes a reduction of approximately 10% which is applied to married employees in order to provide the spouse a survivor's annuity of 50% of the employee's reduced retirement benefit:


                              PENSION PLAN TABLE

                          Years of Credited Service
               -----------------------------------------------------------
Remuneration   10         15         20         25         30         40
- ------------   --         --         --         --         --         --
$125,000    $17,280    $25,919   $ 34,559   $ 43,199   $ 51,839   $ 67,510
 150,000     20,992     31,488     41,984     52,480     62,976     81,910
 175,000     24,705     37,057     49,409     61,761     74,114     96,310
 200,000     28,417     42,626     56,834     71,043     85,251    110,710
 225,000     32,130     48,194     64,259     80,324     96,389    125,110
 250,000     35,842     53,763     71,684     89,605    107,526    139,510
 275,000     39,555     59,332     79,109     98,886    118,664    153,910
 300,000     43,267     64,901     86,534    108,168    129,801    168,310
 325,000     46,980     70,469     93,959    117,449    140,939    182,710
 350,000     50,692     76,038    101,384    126,730    152,076    197,110
 375,000     54,405     81,607    108,809    136,011    163,214    211,510
 400,000     58,117     87,176    116,234    145,293    174,351    225,910

     For the five executives named in the Summary Compensation Table, compensation covered by the Plan equals their Base Salary.

     The number of years of credited service at normal retirement for the named executive officers are as follows:


                                               Years of
               Name                         credited service
              -----                         ----------------
         Oliver G. Richard, III ......           26
         Peter M. Schwolsky ..........           20
         Michael J. Gluckman .........           10
         James M. Bollerman ..........           38
         Laurence M. Downes ..........           37

     Benefits are computed on a straight life, annuity basis. The benefits listed in the above table are not subject to deduction for Social Security or other amounts.

     To the extent benefits that would otherwise be payable to an employee under the Company's ESOP II and Savings Plans exceed the specified limits on such benefits imposed by the Internal Revenue Code of 1986, as amended (the "Code"), it is the Company's plan to pay such excess benefits to the employee at the time the employee receives payment under these plans. These excess benefit payments would be made from the general funds of the Company. As of September 30, 1994, no employee of the Company would have been entitled to payments for benefits in excess of the Code limits under this policy.

     The Company has supplemental retirement agreements ("Supplemental Retirement Agreements") with Messrs. Bollerman and Downes and certain other officers not named in the Summary Compensation Table, payable over a five-year period commencing with retirement at age 65. At projected retirement, the maximum amounts currently payable to Messrs. Bollerman and Downes under their respective Supplemental Retirement Agreements would be $170,000 and $85,000, respectively.


            EMPLOYMENT ARRANGEMENTS, TERMINATION OF EMPLOYMENT AND
                        CHANGE OF CONTROL ARRANGEMENTS
  Mr. Richard

     Under his letter agreement, Mr. Richard is to receive annual compensation as Chief Executive Officer, as may be determined by the Board of Directors, including (i) a base salary, (ii) an incentive bonus, (iii) an annual service award under the Executive Plan consisting of shares of the Company's Common Stock having a market value of $35,000 and (iv) the right to participate in the Company's incentive, welfare, retirement, savings and stock ownership plans, including the Company's Pension Equalization Plan, which provides certain retirement benefits to participants therein to the extent retirement benefits cannot otherwise be provided to such participants under the Company's qualified retirement plan due to legal or plan limitations. Under the letter agreement, the Board may in its discretion consider the award of additional stock options to Mr. Richard annually during the term of his employment for the purchase of Common Stock having a market value at the time of grant of approximately 150% of his then current base salary.

  Dr. Gluckman

     The Company has entered into a letter agreement, dated March 11, 1992, with Dr. Michael J. Gluckman, President of Paradigm Power, Inc. ("Paradigm"), the Company's subsidiary engaged in the development of natural gas fueled independent power production facilities. Under this agreement, Dr. Gluckman is entitled to receive a minimum base salary of $185,000 per year during the three-year term of the agreement, which will automatically be extended for an additional year unless earlier terminated, and may participate in the Company's incentive, welfare, retirement, savings and stock ownership plans. In addition, Dr. Gluckman is entitled to receive a project incentive bonus, subject to certain conditions, based upon a specified percentage of the capital cost of the project, upon the successful development of newly developed Paradigm projects. Each such project and its proposed capital costs, and thus any project incentive bonus payable to Dr. Gluckman, will be subject to the prior approval of the Company's Board of Directors.

     In 1993, a subsidiary of Paradigm entered into an agreement to jointly develop a proposed cogeneration project which would sell electricity to an unaffiliated utility, pursuant to a power purchase agreement. In 1994 the power purchase agreement was terminated in exchange for a buy-out settlement. The Company's total share of the buy-out settlement, which is to be received over a three-year period, including interest, is expected to be approximately $4,800,000. Based on Dr. Gluckman's project incentive bonus arrangement and his efforts in developing the project and then negotiating the buy-out settlement, the Board awarded him a bonus in the amount of $200,000, payable only on a prorated basis, over the same three-year period in which the Company receives payment. During 1994, the Company received $641,000, or approximately 13% of the expected total settlement. Accordingly, Dr. Gluckman received 13% of the total bonus award, or $26,570.


  Mr. Schwolsky

     The Company has also granted to Mr. Schwolsky, whose executive responsibilities include coordination and development of the Company's subsidiary businesses, including Paradigm, the right to receive a project incentive bonus for newly developed Paradigm projects on the same basis as Dr. Gluckman. Mr. Schwolsky was also awarded a $200,000 incentive award bonus, of which $26,570 was paid in 1994, in consideration of his efforts in developing and then negotiating the buy-out of the cogeneration project as described above. Mr. Schwolsky's bonus is payable on the same basis as the similar bonus awarded to Dr. Gluckman.

Change of Control Arrangements

     Under the Executive Plan, in the event of a change of control (as defined therein) of the Company, the Board may, among other things, accelerate the entitlement to outstanding benefits awarded thereunder.

     Pursuant to the Supplemental Retirement Agreements of Messrs. Bollerman and Downes, in the event of a change of control of the Company, the right to the amounts payable to each of them thereunder becomes immediately vested and such amounts are immediately payable in the event of a subsequent termination of employment for any reason. Change of control of the Company is defined as a reportable change of control under the proxy rules of the Securities and Exchange Commission, including the acquisition of a 30% beneficial voting interest in the Company, or a change in any calendar year in such number of directors as constitutes a majority of the Board of Directors, unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the year.

            ADOPTION OF RESTRICTED STOCK AND STOCK OPTION PROGRAM
                            FOR OUTSIDE DIRECTORS

                           [Item (2) on Proxy Card]
                                    Item 2

     On January 11, 1995, the Board of Directors unanimously adopted, subject to shareholder approval at the Meeting, the Restricted Stock and Stock Option Program For Outside Directors (the "Outside Director Program" or

"Program"). The purpose of the Outside Director Program is to enable the Company to attract and retain persons of outstanding competence to serve on the Board of Directors and strengthen the link between the Directors and Company stockholders by paying Outside Directors a portion of their compensation in Company common stock and options to purchase common stock ("Awards"). The Outside Director Program, which is summarized below, is set forth in its entirety in Appendix A to the proxy statement to which reference is made for a complete description of the Program.

Participation

     Members of the Board of Directors who are not employees of the Company or any of its subsidiaries ("Outside Directors") are eligible to participate in the Outside Director Program. Eleven members of the Board are currently Outside Directors.

Administration

     The Outside Director Program will be administered by an Administrative Committee ("Committee") consisting of the Chief Executive Officer of the Company and two other officers of the Company or its subsidiaries designated by the Chief Executive Officer. In the absence of such designation, the other members of the Committee will be the Chief Financial Officer and the Secretary of the Company.

Shares Subject to the Program

     Under the Program, each Outside Director will receive automatic grants of common stock of the Company and options to purchase common stock of the Company, as described below. The total number of shares of common stock ("Shares") available for Awards under the Program is 175,000 subject to adjustment in the event of a merger, consolidation, stock split, stock dividend or other recapitalization ("Recapitalization"). Shares will consist of previously authorized and unissued shares or treasury shares. Any Shares
(i) awarded under the Program with respect to which the restrictions set forth below have not lapsed and which have thus been forfeited and (ii) subject to the unexercised portion of an option granted under the Program which expires or terminates without being exercised shall again be available for Awards under the Program. The closing price of the Company's Common Stock as quoted on the New York Stock Exchange Consolidated Tape on January 13, 1995 was
$22 3/8 per share.

Types of Awards

     Each Outside Director will automatically receive on the date of shareholder approval of the Program ("Program Approval Date"), 200 shares of the Company's common stock ("Restricted Stock"). Outside Directors who are elected or appointed to the Board thereafter will likewise automatically receive 200 Shares of Restricted Stock on the date of their election or appointment. Each grant of Restricted Stock will vest ratably and become exercisable in 50 share increments on each anniversary of the grant date thereof. Except in cases of accelerated vesting as discussed below, termination of service of an Outside Director for any reason will result in forfeiture of all Shares not then vested; provided, however, that on the date of an Outside Director's death or resignation due to a disability or retirement, all Shares of Restricted Stock for which the vesting restrictions have not lapsed will immediately become fully vested.

     In addition, each Outside Director will automatically receive options to purchase 5,000 shares of the Company's common stock on the Program Approval Date, and Outside Directors elected or appointed to the Board thereafter will automatically receive options to purchase 5,000 shares of the Company's Common Stock on the date of their election or appointment ("Initial Options"). Each Initial Option will vest ratably and become exercisable in 1,000 share increments on each anniversary of the grant date thereof. In addition, commencing with the first anniversary of an

Initial Option grant to an Outside Director and annually thereafter, each Outside Director will automatically receive an additional option to purchase 1,000 shares of the Company's common stock, such options to be fully exercisable on the first anniversary of their respective dates of grant ("Annual Options"). The exercise price for all options will be the fair market value of the Shares subject to such option on the grant date thereof. Initial Options and Annual Options will expire ten years from their dates of grant subject to earlier expiration under certain circumstances when an optionee ceases to be an Outside Director. Options are not transferable except under certain limited circumstances.

     Restricted Stock and Shares underlying options are subject to adjustment in the event of a Recapitalization.

Accelerated Vesting

     In the event of a dissolution or liquidation of the Company or a merger or consolidation of the Company in which the Company is not the surviving corporation, Awards of Restricted Stock which have not yet vested and any unexercised options granted prior to the date of dissolution, liquidation, merger or consolidation will automatically become vested and exercisable, respectively, immediately prior to such date.

     In the event of a "change in control" of the Company, as defined, any Awards of Restricted Stock which have not vested and any unexercised options granted prior to the date of such event will immediately become vested and exercisable, respectively, immediately prior to such date. At the optionee's request, however, the Committee will purchase any unexercised options for the fair market value of the stock underlying such options on the date immediately preceding a change in control.

     In addition, the Committee may in its discretion accelerate the vesting of Restricted Stock and options where it deems it appropriate in the event of extraordinary circumstances.

Termination and Amendment

     The Outside Director Program was adopted by the Board of Directors effective March 8, 1995, subject to shareholder approval at the Meeting. The Program may be terminated by the Board at any time. The Board may amend the Program, except that any amendment which would materially increase the benefits accruing to Outside Directors, increase the number of Shares which may be issued under the Program, or materially modify the eligibility requirements of the Program, will require the approval of a majority of the holders of the Company's common stock present and entitled to vote at a meeting of shareholders, and provided further, that any such action may not adversely affect any Outside Director's rights under the Program with respect to Awards which were made prior to such action.

Grant Information

     On the Program Approval Date, each Outside Director will receive an award of Restricted Stock of 200 Shares and an Initial Option Grant to purchase 5,000 Shares; thereafter, each Outside Director will receive an option to purchase 1,000 Shares on the anniversary date of the initial Award. The following table shows the fair market value and number of Shares of Restricted Stock and Shares underlying options that will be granted under the Program on that date, assuming the Program is approved by stockholders at the Meeting.

                              NEW PLAN BENEFITS
                       NEW JERSEY RESOURCES CORPORATION
                  RESTRICTED STOCK AND STOCK OPTION PROGRAM
                            FOR OUTSIDE DIRECTORS


                                                   Number of Units
                                         ---------------------------------------
Name and Position                        Dollar Value($)(1)   Stock      Options
- -----------------                        ------------------   -----      -------
CEO and Named Executive Officers .....   Not Eligible          --           --

Executive Officers as a Group ........   Not Eligible          --           --

Non-Executive Directors as a Group
  (11 persons) ........................  1,279,850            2,200       55,000

All Employees, Including Non-Executive
   Officers, as a Group ...............  Not Eligible          --           --


                                                     Number of Units
                                        ----------------------------------------
                                                           Restricted
Nominees for Director                   Dollar Value($)(1)   Stock       Options
- ---------------------                   ------------------ ----------    -------
Joe B. Foster ..................         116,350             200           5,000

Charles G. Stalon ..............         116,350             200           5,000

John J. Unkles, Jr .............         116,350             200           5,000

Directors
- ---------
Roger E. Birk ..................         116,350             200           5,000

Bruce G. Coe ...................         116,350             200           5,000

Warren R. Haas .................         116,350             200           5,000

Shirley A. Jackson .............         116,350             200           5,000

Dorothy K. Light ...............         116,350             200           5,000

Donald F. O'Neill ..............         116,350             200           5,000

Richard S. Sambol ..............         116,350             200           5,000

Thomas B. Toohey ...............         116,350             200           5,000

Federal Income Tax Consequences

     An Outside Director will not recognize gross income, for federal tax purposes, upon the grant of an Initial Option or Annual Option. Upon exercise of an option, the Outside Director will recognize ordinary income equal to the excess of (i) the fair market value of the Shares subject to exercise over
(ii) the aggregate option exercise price paid for such Shares. Such gross income will be treated as self-employment income for FICA (social security) and Medicare tax purposes.

- --------------
(1) Based on $22 3/8 per share, the closing price of the Company's common stock on January 13, 1995. Options will be exercisable at the fair market value of the Company's common stock on the grant date.

     The grant of Restricted Stock should not result in gross income for an Outside Director for federal income tax purposes. Upon lapse of the restrictions, an Outside Director will recognize ordinary income in an amount equal to the fair market value of the Shares of Restricted Stock at the time of lapse. Prior to the lapse of the restrictions, any dividends received on the Restricted Stock by an Outside Director will be ordinary income. Such ordinary income will be treated as self-employment income for FICA and Medicare tax purposes.

     An Outside Director's basis in Shares acquired upon exercise of an option, or the lapse of restrictions on Restricted Stock, will be the fair market value of the Shares and the holding period of such Shares will begin on the day following the date of exercise or lapse. Any gain or loss recognized upon the sale or disposition of such Shares will be capital gain or loss, which will be short-term or long-term, depending on the Outside Director's holding period.

     An Outside Director may elect, under Section 83(b) of the Internal Revenue Code of 1986, as amended (the "Code"), to recognize ordinary income equal to the fair market value of the Restricted Stock at the time of grant by filing an appropriate election with the Internal Revenue Service within thirty days of the date of grant. If such an election is made, all of the tax consequences described above will be treated as occurring on the date of grant. In the event that the Outside Director forfeits the Restricted Stock prior to the lapse of the restrictions, he or she will not be entitled to any deduction as a result of such forfeiture.

     The Company will be entitled to a deduction, at the time of exercise of an option, equal to the amount of ordinary income recognized by the Outside Director. In the case of Restricted Stock, the Company should be entitled to a similar deduction at the earlier of the lapse of the applicable restrictions or if a Section 83(b) election is made, the date of grant.

     Under certain circumstances, the acceleration of vesting of the Restricted Stock and the stock options resulting from a change of control could be treated as an "excess parachute payment" under Section 280G of the Code, which would have adverse tax consequences to the Outside Director and the Company. The Company believes it is unlikely that Section 280G will apply to any Outside Director.

     This discussion does not address state or local tax consequences.

     Approval of the Outside Director Program requires the affirmative vote of a majority of the shares present, or represented by proxy, and voting at the Meeting.

                  THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE
                        FOR THE OUTSIDE DIRECTOR PROGRAM

                            APPOINTMENT OF AUDITORS

                            [Item (3) on Proxy Card]
                                     Item 3

     It is intended that the shares represented by the proxy holders will be voted for approval of the appointment of Deloitte & Touche LLP (unless otherwise indicated on proxy) as independent public accountants (auditors) to report to the stockholders on the financial statements of the Company for the fiscal year ending September 30, 1995. Each professional service performed by Deloitte & Touche LLP during fiscal 1994 was approved in advance or was subsequently approved and the possible effect on the auditors' independence was considered by the Audit Committee. The Audit Committee has recommended, and the Board of Directors has approved, the appointment of Deloitte & Touche LLP subject to the approval of the stockholders at the Meeting. Although submission of the appointment of independent public accountants to stockholders is not required by law, the Board of Directors, consistent with its past policy, considers it appropriate to submit the selection of auditors for stockholder approval.

Representatives of Deloitte & Touche LLP are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

     The affirmative vote of the holders of a majority of the shares of Common Stock of the Company present, or represented by proxy, and voted at the Meeting is required for the approval of this item. The Board has not determined what action it would take if the stockholders do not approve the selection of Deloitte & Touche LLP, but would reconsider its selection in light of the stockholders' action.

                THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR
                    THE APPOINTMENT OF DELOITTE & TOUCHE LLP

                                 OTHER MATTERS

Compliance with Section 16 (a) of the Securities Exchange Act

     Section 16 (a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16 (a) forms they file.

     Except for the following, the Company believes that all such filing requirements applicable to its officers and directors (the Company not being aware of any ten percent holder) were complied with during fiscal 1994: grants of stock options under the Company's Executive Long-Term Compensation Plan to Messrs. J. M. Bollerman, H. C. Bottino, F. X. Colford, L. M. Downes, M. J. Gluckman, T. J. Kononowitz, G. C. Lockwood, C. W. Porter, O. G. Richard III and
P. M. Schwolsky and Mrs. O. J. Harden were, due to a ministerial lapse, inadvertently omitted from their 1993 annual filings. These stock option grants, which in the cases of Messrs. Bollerman, Gluckman, Richard and Schwolsky were previously reported in the Company's 1993 proxy statement, have now been reported in the 1994 annual filings for all these individuals.

                            EXPENSES OF SOLICITATION

     All expenses of soliciting proxies, including clerical work, printing, and postage will be paid by the Company. Proxies may be solicited personally, or by mail, telephone, facsimile, or telegraph, by officers and other employees of the Company, but the Company will not pay any compensation for such solicitations. In addition, the Company has agreed to pay Corporate Investor Communications a fee of $6,000 plus reasonable expenses for proxy solicitation services. The Company will also reimburse brokers and other persons holding shares in their names or in the names of nominees for their expenses for sending material to beneficial owners and obtaining their proxies.

                 STOCKHOLDER PROPOSALS FOR 1996 ANNUAL MEETING

     Proposals of stockholders intended to be presented at the 1996 Annual Meeting must be received by the Company on or before September 25, 1995 to be considered for inclusion in the Company's proxy statement and for consideration at that meeting. Stockholders submitting such proposals are required to be the beneficial owners of shares of the Company's Common Stock amounting to $1,000 in market value and to have held such shares for at least one year prior to the date of submission.

                                 OTHER BUSINESS

     The Board does not know of any other business which may be brought before the Meeting. However, if any other matters should properly come before the Meeting or at any adjournment thereof, it is the intention of the persons named in the accompanying proxy to vote on such matters as they, in their discretion, may determine.

                                            By Order of the Board of Directors


                                            OLETA J. HARDEN
                                              Secretary


Dated:  January 23, 1995

                                                                      APPENDIX A

                        NEW JERSEY RESOURCES CORPORATION
                   RESTRICTED STOCK AND STOCK OPTION PROGRAM
                             FOR OUTSIDE DIRECTORS


     1. Purpose. The purpose of this Restricted Stock and Stock Option Program for Outside Directors ("Program") is to enable New Jersey Resources Corporation ("NJR") to attract and retain persons of outstanding competence to serve on its Board of Directors and strengthen the link between the Directors and NJR stockholders by paying such persons a portion of their compensation in NJR common stock and options to purchase such stock (collectively, "Awards").

     2. Definitions.

     (a) The terms "Outside Director" or "Participant" mean a member of the Board of Directors of NJR who is not an employee (within the meaning of the Employee Retirement Income Security Act of 1974) of NJR or any of its Subsidiaries. A Director of NJR who is also an employee of NJR or any of its Subsidiaries shall become eligible to participate in the Program and shall be entitled to receive Awards hereunder upon the termination of such employment.

     (b) The term "Subsidiary" shall mean any corporation 50% or more of the outstanding common stock of which is owned, directly or indirectly, by NJR.

     (c) The term "Service" shall mean service as an Outside Director.

     (d) The term "Disability" means a permanent and total disability as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended.

     (e) The term "Retirement" shall mean normal retirement as an Outside Director at age 70.

     (f) The term "Committee" shall mean the Administrative Committee established pursuant to Section 11 hereof.

     3. Eligibility. All Outside Directors of NJR shall be eligible to receive Awards hereunder.

     4. Shares Subject to the Program. Subject to adjustment in accordance with Section 9 hereof, the total number of shares of Restricted Stock, as defined herein and shares of common stock underlying Options, as defined herein, which may be granted under the Program is 175,000 ("Shares"). The Shares shall be either previously authorized and unissued shares or treasury shares. Any Shares (i) awarded under the Program with respect to which the restrictions set forth in Section 5(c) hereof have not lapsed and which have thus been forfeited and (ii) subject to the unexercised portion of any Option granted under the Program which expires or terminates without being exercised shall again be available for Awards under the Program.

 5. Restricted Stock Awards.

     (a) Grants. Each Outside Director shall as of the date the approvals set forth in Section 12 hereof are obtained ("Program Approval Date"), automatically receive an Award of 200 Shares. (Shares that are the subject of such Awards are referred to herein as "Restricted Stock"). Subject to the maximum number of Shares available under the Program, Outside Directors who are elected or appointed to the Board of Directors after such date shall automatically receive a Restricted Stock Award of 200 Shares on the date of such Outside Director's initial election or appointment to the Board of Directors.

     (b) Certificates. Subject to the provisions of Sections 5(c) and 7 hereof, certificates representing Restricted Stock may be issued in the name of the respective Participants. During the period of time such Restricted Stock is subject to the restrictions set forth in Section 5(c) hereof, any such certificates shall be endorsed with a legend to that effect, and shall be held by NJR. Alternatively, NJR may hold a global certificate representing all shares of Restricted Stock subject to such restrictions. The Participant shall, nevertheless, have all other rights of a shareholder of NJR, including the right to vote and the right to receive all cash dividends paid and other distributions made with respect to such Restricted Stock. Subject to the requirements of applicable law, certificates representing Restricted Stock shall be delivered to the Participant within 30 days after the lapse of the restrictions to which they are subject.

     (c) Restrictions/Vesting. Subject to Sections 9 and 10 hereof, Restricted Stock Awards shall vest as follows:

          (i) Provided that the grantee of such Award is then serving as an Outside Director of NJR, 50 of the Shares that are the subject of each Restricted Stock Award will vest on each of the first, second, third and fourth anniversaries of the date of grant of the Award. Except as provided in Sections 5(c)(ii) and 10 hereof, termination of Service of a Participant for any reason shall result in forfeiture of all Shares that have not vested as of the date of such termination;

          (ii) Notwithstanding the provisions of Section 5(c)(i) above, on the date of a Participant's death or resignation from the Board due to a Disability, or a Participant's Retirement, all Shares issued as Restricted Stock with respect to which the restrictions set forth herein have not yet lapsed shall nevertheless immediately become fully vested.

     (d) Transferability. During the period commencing on the grant date of a Restricted Stock Award and ending on the date of termination of the Outside Director's Service, death or Disability, such Restricted Stock may not be sold, exchanged, transferred, pledged, hypothecated, or otherwise disposed of other than to NJR pursuant to Section 7 hereof.

     6. Stock Option Awards.

     (a) Grants. Subject to the maximum number of Shares available under the Program, each Outside Director shall automatically receive on the Program Approval Date an Option to purchase 5,000 Shares ("Initial Option"). Subject to the maximum number of Shares available under the Program, Outside Directors who are elected or appointed to the Board of Directors after such date shall automatically receive an Initial Option to purchase 5,000 Shares on the date of such Outside Director's initial election or appointment to the Board of Directors. Commencing with the first anniversary of the grant of an Initial Option to an Outside Director and annually thereafter, each such Outside Director shall automatically receive an additional Option to purchase 1,000 Shares ("Annual Option") (Initial Options and Annual Options are referred to as "Options").

     (b) Option Terms. Each Option and the issuance of Shares thereunder shall be subject to the following terms:

          (i) Option Agreement. Each Option shall be evidenced by an option agreement ("Agreement") duly executed on behalf of NJR. Each Agreement shall comply with and be subject to the terms and conditions of the Program. Any Agreement may contain such other terms, provisions and conditions not inconsistent with the Program as may be determined by the Committee.

          (ii) Option Exercise Price. The Option exercise price shall be the fair market value of the Shares subject to the Option on the date of grant thereof. For purposes of the Program, "fair market value" shall be the closing sale price for NJR common stock on the date of grant on the New York Stock Exchange Consolidated Tape as reported in The Wall Street Journal, or, if NJR common stock was not traded on that day, on the next preceding day on which common stock of NJR was so traded.

     (c) Exercisability; Vesting. Subject to paragraph (e) immediately below and Sections 9 and 10 hereof, each Initial Option shall become exercisable with respect to 1,000 of the Shares subject thereto on each of the first, second, third, fourth and fifth anniversaries of the date of grant of the Initial Option, provided that the Participant optionee ("Optionee") has continued to serve as an Outside Director until such anniversary date. Annual Options shall vest and be fully exercisable on the first anniversary of their respective dates of grant. (The exercise date of each Initial and Annual Option is referred to as the "Exercise Date.") No portion of an Option shall be deemed vested until its Exercise Date.

     (d) Time and Manner of Exercise of Option.

          (i) From and after its Exercise Date, an Option may be exercised in whole or in part at any time and from time to time; provided, however, that only whole Shares will be issued pursuant to the exercise of any Option.

          (ii) Subject to Section 7 hereof, any Option may be exercised by giving written notice, signed by the person exercising the Option, stating the number of Shares with respect to which the Option is being exercised, accompanied by payment in full for such Shares. Payment may be made in whole or in part in (i) cash or (ii) shares of NJR common stock which shares shall be valued at the closing sale price of NJR common stock on the New York Stock Exchange Consolidated Tape as reported in The Wall Street Journal for the trading date immediately preceding the date on which such notice of exercise is given. The notice of exercise shall be irrevocable. The Committee may provide for other methods of payment, including through broker-assisted same day transactions.

     (e) Terms of Options. Each Option shall expire ten (10) years from the date of grant, but shall be subject to earlier expiration under the following circumstances:

          (i) In the event that an Optionee ceases to be an Outside Director for any reason other than the Optionee's death or resignation from the Board due to a Disability, Retirement, a Merger or Consolidation event (as provided in Section 10 (a)), or a "Change in Control" (as hereinafter defined), the Options granted to such Optionee shall automatically expire ninety (90) days following the date such Optionee ceases to be an Outside Director.

          (ii) In the event of an Optionee's death, Disability or Retirement, a Merger or Consolidation event (as provided in Section 10 (a)), or a "Change in Control" (as hereinafter defined), all Options granted to such Optionee shall immediately vest and become exercisable and shall then expire three
     (3) years after the date of the Optionee's death, resignation from the Board due to a Disability, Retirement or "Change in Control", as the case may be. In the event of the Optionee's death, the Options held by such Optionee may be exercised by the Optionee's legal representatives or the estate, by any person or persons whom the Optionee shall have designated in writing on forms prescribed by and filed with NJR or, if no such designation has been made, by the person or persons to whom the Optionee's rights have passed by will or the laws of descent and distribution.

     (f) Transferability. During an Optionee's lifetime, an Option may be exercised only by the Optionee or the Optionee's legal representative. Options granted under the Program and the rights and privileges conferred thereby shall not be subject to execution, attachment or similar process and may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or the laws of descent and distribution or a "qualified domestic relations order" as defined in the Internal Revenue Code of 1986 ("Code") or the Employee Retirement Income Security Act ("ERISA") except that, to the extent permitted by applicable law and Rule 16b-3 under Section 16(b) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), the Committee may permit an Optionee to designate in writing during the Optionee's lifetime a beneficiary to receive and exercise Options in the event of the Optionee's death, as provided in Section 6(e)(ii) hereof. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any Option under the Program or of any right or privilege conferred thereby, contrary to the provisions of the Program, or the sale or levy or any attachment or similar process upon rights and privileges conferred hereby, shall be null and void.

     (g) Optionee's or Successor's Rights as Stockholder. Neither an Optionee nor an Optionee's successors in interest shall have any rights as a stockholder of NJR with respect to any Shares subject to an Option granted to such person until such person becomes a holder of record of such Shares.

     (h) Representations and Warranties. Each Participant shall represent and warrant to and agree with NJR that he or she (i) takes any Shares acquired upon the exercise of Options for investment only and not for purposes of sale or other disposition and will also take for investment only and not for purposes of sale or other disposition any rights, warrants, shares, or securities which may be issued on account of ownership of such Shares, and (ii) will not sell or transfer any such Shares or any rights, Shares, or securities issued on account of the Shares awarded or any Shares received upon exercise of any such rights or warrants except in accordance with (A) an effective registration statement under the Securities Act of 1933 or (B) an opinion of counsel for NJR (or of other counsel acceptable to NJR) that such Shares, rights, warrants, or other securities may be disposed of without registration under the Securities Act of 1933.

     7. Payment Of Taxes. If required to do so by applicable law, Participants shall pay to NJR, in cash, any federal, state or local taxes of any kind required by law to be withheld with respect to any Shares which (a) shall have vested in accordance with Section 5(c)(i) hereof on the vesting date thereof and
(b) are acquired upon the exercise of Options on the date such Options are exercised. NJR, to the extent permitted or required by law, shall have the right to deduct from any payment of any kind otherwise due to a Participant any federal, state or local taxes of any kind required by law to be withheld with respect to any vested Shares or to the delivery of common stock issued pursuant to the exercise of Options under the Program. Subject to Committee approval, a Participant may elect to (i) apply a portion of fees earned in respect of his or her Service as an Outside Director or (ii) deliver shares of NJR common stock to satisfy, in whole or in part, the amount NJR is required to withhold for taxes in connection with a vesting of Shares or an exercise of an Option under the Program. Such election must be made on or before the date the amount of tax to be withheld is determined, and if applicable, subject to rules, regulations and interpretations of the Commission or the Commission Staff under Section 16(b) of the Exchange Act. Once made, the election shall be irrevocable. The withholding tax obligation that may be paid by the delivery of shares may not exceed NJR's minimum federal, state and local withholding tax obligations in connection with Shares vested or Options exercised. The value of any NJR shares to be delivered will be based on the closing sale price of NJR common stock on the New York Stock Exchange Consolidate Tape on the trading date last preceding the date the amount of tax to be withheld is determined as reported in The Wall Street Journal.

     8. Limitation As To Directorship. Neither the Program nor the granting of any Awards hereunder nor any other action taken pursuant to the Program shall constitute or be evidence of any agreement or understanding, express or implied, that a Participant has a right to continue as a Director for any period of time.

     9. Recapitalizations. If as a result of stock dividend, stock split, recapitalization (or other adjustment in the stated capital of NJR), or as the result of a merger, consolidation, or other reorganization, the common stock of NJR is increased, reduced, or otherwise changed, the appropriate number of Shares of Restricted Stock available and to be awarded and the aggregate number of Shares for which Options may be granted, the number of Shares covered by each automatic grant and each outstanding Option and exercise price per Share shall be appropriately adjusted, and if by virtue thereof a Participant shall be entitled to new or additional or different Restricted Stock Awards or Options, such Restricted Stock or Options to which the Participant shall be entitled shall be subject to the same terms, conditions, and restrictions herein contained relating to the original date and terms and conditions governing Awards of Restricted Stock or Options. In the event that warrants or rights are awarded with respect to Restricted Stock awarded hereunder, and the recipient exercises such rights or warrants, the Restricted Stock or securities issuable upon such exercise shall likewise be subject to the same terms, conditions, and restrictions herein contained relating to the original Restricted Stock.

     10. Acceleration Of Vesting Of Restricted Stock Awards And Stock Options.

     (a) Merger or Consolidation. Subject to the provisions of Section 6(e) hereof, in the event of a dissolution or a liquidation of NJR or a merger or consolidation of NJR in which NJR is not the surviving corporation, any Restricted Stock Awards which have not vested and any unexercised Options granted prior to the date of such dissolution, liquidation, merger or consolidation shall automatically become vested and exercisable, respectively, immediately prior to such date.

     (b) Change in Control. Subject to the provisions of Section 6(e) hereof, in the event of a Change in Control of NJR, as hereinafter defined, any Restricted Stock Awards which have not vested and any unexercised Options granted prior to the date of such event shall automatically become vested and exercisable, respectively, immediately prior to such date; provided, however, that upon an Optionee's request, the Committee shall provide for the purchase of any such unexercised Options for an amount of cash equal to the amount which would have been realized if such Option were exercised and sold on the date immediately preceding a Change in Control at the reported closing price per share of NJR common stock on such day (or, if there was no closing price on such day, the closing price on the immediately preceding day). The Committee may, in its discretion, include such further provisions and limitations in any Agreement entered into with respect to an Option as it may deem equitable and in the best interests of NJR.

          A "Change in Control" shall be deemed to have occurred if (a) absent prior approval by the Board of Directors, thirty (30%) percent or more of NJR's outstanding securities entitled to vote in elections of Directors shall be beneficially owned, directly or indirectly, by any person, entity or group; or (b) individuals currently constituting the Board of Directors (or the successors of such individuals nominated by a Board of Directors on which such individuals or such successors constituted a majority) cease to constitute a majority of the Board of Directors.

     (c) Other. Notwithstanding anything to the contrary contained in the Program, the Committee shall have discretion to accelerate the vesting of Restricted Stock and Options awarded to an Outside Director on such terms and conditions as the Committee may deem appropriate in the event of extraordinary circumstances.

     11. Administrative Committee. The Committee shall have full power and authority to construe and administer the Program. Any action taken under the provisions of the Program by the Committee arising out of or in connection with the administration, construction, or effect of the Program or any rules adopted thereunder shall, in each case, lie within the discretion of the Committee and shall be conclusive and binding upon NJR and upon all Participants, and all persons claiming under or through any of them. The Committee shall have as members the Chief Executive Officer of NJR and two other officers of NJR or its Subsidiaries designated by the Chief Executive Officer. In the absence of such designation, the other members of the Committee shall be the Chief Financial Officer and the Secretary of NJR.

     12. Approval; Effective Date. The Program is subject to the approval of a majority of the holders of NJR's common stock present and entitled to vote at a meeting of shareholders. Subject to the receipt of such approval, the Program shall be effective March 8, 1995.

     13. Amendment. The Program may be amended or repealed by the Board of Directors of NJR, except that any amendment which would materially increase the benefits accruing to Participants, increase the number of Shares which may be issued under the Program, or materially modify the requirements as to eligibility for participation in the Program shall require the approval of a majority of the holders of NJR's common stock present and entitled to vote at a meeting of shareholders, and provided further, that any such action shall not adversely affect any Participant's rights under the Program with respect to Awards which were made prior to such action. In no event shall the provisions of the Program be amended more than once every six months, other to comport with changes in the Code, ERISA, or the rules thereunder.

     14. Expenses Of The Program. All costs and expenses of the adoption and administration of the Program shall be borne by NJR and none of such expenses shall be charged to any Participant.

     15. Compliance With Rule 16b-3. It is the intention of NJR that the Program comply in all respects with Rule 16b-3 under Section 16(b) of the Exchange Act and that Participants remain disinterested persons ("disinterested persons") for purposes of administering other employee benefit plans of NJR and having such other plans be exempt from Section 16(b) of the Exchange Act. Accordingly, if any Program provision is later found not to be in compliance with Rule 16b-3 or if any Program provision would disqualify Program Participants from remaining disinterested persons, that provision shall be deemed null and void, and in all events the Program shall be construed in favor of its meeting the requirements of Rule 16b-3.

                                    APPENDIX

     Page 12 contains a description in tabular form of a graph entitled "Comparison of Five Year Cumulative Total Return" which represents the comparison of the cumulative total stockholder return on the Company's common stock against the cumulative total return of the S&P 500 Index and the S&P Utility Index for the period of five years commencing September 30, 1989 and ending September 30, 1994. Such graph is contained in the paper format of this Proxy Statement and, pursuant to Rule 304 of Regulation ST, has been submitted supplementally with the Branch Chief (Branch 7), Division of Corporation Finance of the Securities and Exchange Commission.

PROXY

                        NEW JERSEY RESOURCES CORPORATION

                       1415 Wyckoff Road, Wall, NJ 07719

                 Solicited on behalf of the BOARD OF DIRECTORS
                  for the 1995 Annual Meeting of Stockholders

     The undersigned hereby appoints Bruce G. Coe and Richard S. Sambol, and each of them, with full power of substitution and to act alone, proxies to represent the undersigned at the Annual Meeting of Stockholders of New Jersey Resources Corporation to be held at 10:30 a.m., local time, on Wednesday, March 8, 1995, at the Robert B. Meyner Reception Center at the Garden State Arts Center, Exit 116, Garden State Parkway, Holmdel, New Jersey 07733 and at any adjournment thereof, and thereat to vote all of the shares of stock which the undersigned would be entitled to vote, and, if applicable, hereby directs the trustee(s) of employee benefit plan(s) shown on the reverse side of this card to vote the shares of stock allocated to the account of the undersigned.

              CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE

                                                                SEE REVERSE SIDE



Please mark votes as in this example. [ X ]

Unless otherwise indicated, this proxy will be voted "FOR" all nominees for election as directed and "FOR" the proposals referred to herein.

1. Election of Directors
Nominees: Joe B. Foster, Oliver G. Richard III, Charles G. Stalon, John J. Unkles, Jr.
        FOR [  ]    WITHHELD [  ]


[   ]
for all nominees except as written on the line above.
2. Adoption of Restricted Stock and Stock Option Program in the form set forth
in Appendix A to the Proxy Statement.      FOR [  ]  AGAINST [  ]  ABSTAIN [  ]
3. Appointment of Deloitte & Touche LLP as auditors for 1995.
                                           FOR [  ]  AGAINST [  ]  ABSTAIN [  ]
4. To act upon such other business as may properly come before the meeting or any adjournment or adjournments thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [  ]
MARK HERE IF YOU PLAN TO ATTEND THE MEETING  [  ]

In case of joint owners, each owner should sign. Where signing in a fiduciary or representative capacity, please give full title as such. Proxies executed by a corporation should be signed in full corporate name by duly authorized officer.

Signature:                                             Date
Signature:                                             Date